                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           CURRENT REPORT ON FORM 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 17, 2003


                                 LINK ENERGY LLC
             (Exact name of registrant as specified in its charter)

               DELAWARE                                000-50195                             76-0424520
     (State or other jurisdiction                     (Commission                           (IRS Employer
           of incorporation)                         File Number)                        Identification No.)



            2000 WEST SAM HOUSTON PARKWAY SOUTH,
                 SUITE 400, HOUSTON, TEXAS                                           77042
          (Address of principal executive offices)                                 (Zip Code)



       Registrant's telephone number, including area code: (713) 993-5200

ITEM 9. REGULATION FD DISCLOSURE

         Link Energy LLC (the "Company") recently identified control deficiencies with inventory and accounts payable reconciliation procedures in the Company's pipelines and liquids operations. The Company has designed additional procedures to provide reasonable assurance that these control deficiencies will not lead to a material misstatement in the Company's consolidated financial statements. In addition, the Company has recently revised downward its estimate of the physical volume of crude oil linefill in certain pipelines in West Texas and New Mexico by approximately 170,000 barrels. The Company's management has been very involved in the review of the foregoing issues. Because the attention of the relevant personnel that prepare the Company's Form 10-Q has been diverted from that task, the Company is not able to timely file its Form 10-Q for the fiscal quarter ended September 30, 2003 without unreasonable or undue effort, expense or burden.

         The Company anticipates filing the Form 10-Q on or before the fifth calendar day following the prescribed due date.

         The Company also anticipates that it will have a net loss of approximately $20 million for the three months ended September 30, 2003 compared to a net loss of $26.6 million for the comparable period in 2002. Results of operations, which include the charges described below, will reflect an approximate $6.0 million improvement in the marketing and pipeline operations offset by an approximate $7.0 million decline in liquids operations. Additionally, the results of operations benefited from lower interest and financing costs and lower corporate costs resulting from the Company's emergence from bankruptcy.

         Included in the approximate $20 million loss for the three months ended September 30, 2003 are charges of approximately $8.5 million related to the phase out of MTBE operations and reconciliation adjustments, and charges of approximately $4.5 million related to a change in linefill estimate. The net loss for the three months ended September 30, 2003 triggered defaults under certain of our debt agreements. The defaults for the period ending September 30, 2003 have been waived until November 30, 2003, and our debt facilities remain available to us. We are working with our lenders to address our covenant provisions for the fourth quarter of 2003.

         The above information are being furnished under Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 17, 2003                    LINK ENERGY LLC



                                            By:  /s/ H. KEITH KAELBER
                                               ----------------------------
                                               H. Keith Kaelber
                                               Executive Vice President and
                                               Chief Financial Officer




                                       3